Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE THIRD fiscal quarter ENDED March 31, 2018

Reports quarterly revenues of $203.9 million;

Net revenues of $49.1 million; and

Adjusted EBITDA of $5.7 million

BELLEVUE, WA May 9, 2018 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and nine months ended March 31, 2018.

Third Fiscal Quarter Financial Highlights (Quarter Ended March 31, 2018)

•	Revenues were $203.9 million for the third fiscal quarter ended March 31, 2018, up $22.1 million or 12.2% compared to revenues of $181.8 million for the comparable prior year period.
•	Net revenues were $49.1 million for the third fiscal quarter ended March 31, 2018, up $3.4 million or 7.5% compared to net revenues of $45.7 million for the comparable prior year period.
•

Net income attributable to common stockholders was $0.2 million, or $0.00 per basic and fully diluted share, compared to a net income of $0.4 million, or $0.01 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders was $2.7 million, or $0.05 per basic and fully diluted share for the third fiscal quarter ended March 31, 2018, compared to adjusted net income of $3.7 million, or $0.07 per basic and fully diluted share for the comparable prior year period. Periods are calculated by applying a normalized tax rate of 31% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA was $5.7 million for the third fiscal quarter ended March 31, 2018, down $0.8 million or 12.3% compared to adjusted EBITDA of $6.5 million for the comparable prior year period.

Stock Buy-back

In March 2018, the Company authorized the repurchase of up to 5,000,000 shares of the Company’s common stock through December 31, 2019. As of May 3, 2018, the Company had 49,359,283 shares outstanding. There have been no purchases of common stock executed under the repurchase program.

Financing Activity

In April 2018, the Company, through our wholly-owned subsidiary, Clipper Exxpress, entered into a lease financing agreement with Banc of America Leasing & Capital, for the lease of up to 100 refrigerated trailers with the aggregate acquisition cost not to exceed $5.0 million through December 31, 2018. The term of the lease shall, at the Company’s option, be 60 or 84 months from an agreed upon starting date and as lessee, the Company will be obligated to purchase the trailers at the end of the lease for a nominal amount.

CEO Comments

“We are pleased to report solid growth with record third fiscal quarter gross and net revenues in our seasonally slowest quarter ended March 31, 2018,” said Bohn Crain, Founder and CEO. “Top line revenues were $203.9 million for the quarter, up $22.1 million or 12.2% over the comparable prior year period. We saw revenue growth across all categories with forwarding revenues up $17.5 million and 13.4%, brokerage revenues up $2.7 million and 5.5%, and value-added services revenues up $2.0 million and 122.7%. Net revenues were $49.1 million for the quarter, up $3.4 million or 7.5% over the comparable prior year period with net transportation revenues contributing $1.4 million and value-added services contributing an additional $2.0 million in net revenues. We experienced continued margin pressure with our underlying asset-based carrier partners taking prices higher in this tight capacity market environment but believe we are well positioned to deliver sequential improvement over the next several quarters as we work to pass these increases on to our end customers while continuing to grow our overall shipment volumes. In addition, we continue to see strong demand for our Canada-based materials management and distribution solutions offering and believe our strategic decision to bundle value-added logistics solutions with our core transportation service offering will continue to deliver positive results.”

“These positive results were negatively impacted over the short-term principally as a result of an increase in our personnel costs, up $2.1 million and an increase in our SG&A costs, up $1.6 million in connection with our recent acquisitions of Lomas and DLT along with several sales and technology initiatives which are expected to deliver organic growth and productivity improvement in future periods. As a result, we posted Adjusted EBITDA of $5.7 million for the quarter ended March 31, 2018, compared to $6.5 million in the comparable prior year period. On the sales front we continue to grow our industry vertical and field sales organizations and have recently deployed the Salesforce CRM (customer relationship management) tool to help us better manage our growing sales pipeline. We also continue to make progress on a number of other strategic technology initiatives, including (1) blue-printing efforts to operationalize international air and ocean functionality within our new SAP TM platform, (2) accelerating the digitization of our back-office operations through the deployment of X-Suite’s optical character recognition and process automation solution to streamline our procure-to-pay processes with our carriers and (3) migrating our mission critical systems to Amazon’s cloud computing platform AWS (“Amazon Web Services”) which will give us cost effective access to the computing power, database storage, content delivery and other functionality to help us scale and grow our business.”

Crain Continued: “While we continue to look for interesting acquisition opportunities, we have also recently authorized a stock buy-back program. We believe the current share price does not accurately reflect Radiant’s long-term growth prospects, and therefore, represents an excellent investment opportunity for both the Company and our shareholders. In addition, given the current and anticipated future financial performance of Radiant Clipper’s temperature controlled business, we have recently entered into a capital lease program to begin to refresh our refrigerator trailer fleet at Clipper Exxpress. The lease program allows us to mobilize equipment into what we believe will continue to represent an interesting market opportunity while maximizing our financial flexibility to pursue acquisition opportunities, the stock buy-back and/or the retirement of our $21.0 million redeemable perpetual preferred stock later this year should we choose to do so.”

Third Fiscal Quarter Ended March 31, 2018 – Financial Results

For the three months ended March 31, 2018, Radiant reported net income attributable to common stockholders of $0.2 million on $203.9 million of revenues, or $0.00 per basic and fully diluted share. For the three months ended March 31, 2017, Radiant reported net income attributable to common stockholders of $0.4 million on $181.8 million of revenues, or $0.01 per basic and fully diluted share.

For the three months ended March 31, 2018, Radiant reported adjusted net income attributable to common stockholders of $2.7 million, or $0.05 per basic and fully diluted share. For the three months ended March 31, 2017, Radiant reported adjusted net income attributable to common stockholders of $3.7 million, or $0.07 per basic and fully diluted share.

For the three months ended March 31, 2018, Radiant reported Adjusted EBITDA of $5.7 million, compared to $6.5 million for the comparable prior year period.

Nine Months Ended March 31, 2018 – Financial Results

For the nine months ended March 31, 2018, Radiant reported net income attributable to common stockholders of $3.8 million on $608.6 million of revenues, or $0.08 per basic and fully diluted share, including a one-time benefit of $2.3 million related to a re-measurement of deferred tax liabilities as a result of the recently enacted Tax Cuts and Jobs Act. For the nine months ended March 31, 2017, Radiant reported net income attributable to common stockholders of $3.8 million on $575.8 million of revenues, or $0.08 per basic and fully diluted share.

For the nine months ended March 31, 2018, Radiant reported adjusted net income attributable to common stockholders of $9.2 million or $0.19 per basic and $0.18 per fully diluted share. For the nine months ended March 31, 2017, Radiant reported adjusted net income attributable to common stockholders of $13.4 million or $0.28 per basic and $0.27 per fully diluted share.

For the nine months ended March 31, 2018, Radiant reported Adjusted EBITDA of $19.3 million, compared to $22.7 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Wednesday, May 9, 2018 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Wednesday, May 9, 2018 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	May 10, 2018 at 9:30 AM Eastern to May 23, 2018 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 29149)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	March 31,	June 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$4,225	$5,808
Accounts receivable, net of allowance of $1,284 and $1,599, respectively	122,294	116,327
Income tax deposit	1,848	432
Prepaid expenses and other current assets	5,541	7,153
Total current assets	133,908	129,720

Technology and equipment, net	16,417	15,227

Acquired intangibles, net	67,736	74,729
Goodwill	65,389	66,779
Deposits and other assets	3,035	3,085
Total long-term assets	136,160	144,593
Total assets	$286,485	$289,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$81,559	$85,490
Commissions payable	11,682	10,843
Other accrued costs	4,901	4,778
Current portion of notes payable	3,446	3,382
Current portion of contingent consideration	1,086	4,130
Current portion of transition and lease termination liability	1,251	1,210
Other current liabilities	305	143
Total current liabilities	104,230	109,976

Notes payable, net of current portion	41,438	37,040
Contingent consideration, net of current portion	2,625	5,790
Transition and lease termination liability, net of current portion	168	804
Deferred rent liability	1,022	857
Deferred tax liability	7,281	10,826
Other long-term liabilities	1,052	782
Total long-term liabilities	53,586	56,099
Total liabilities	157,816	166,075

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,451,081 and 49,177,215 shares issued, and 49,359,283 and 49,085,417 shares outstanding, respectively	31	30
Additional paid-in capital	117,656	116,172
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	11,210	7,397
Accumulated other comprehensive income (loss)	(84)	65
Total Radiant Logistics, Inc. stockholders’ equity	128,561	123,412
Non-controlling interest	108	53
Total stockholders’ equity	128,669	123,465
Total liabilities and stockholders’ equity	$286,485	$289,540

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenues	$203,921	$181,771	$608,612	$575,785
Cost of transportation	154,773	136,062	465,448	430,943
Net revenues	49,148	45,709	143,164	144,842

Operating partner commissions	22,194	21,421	61,414	67,729
Personnel costs	14,671	12,505	43,573	38,238
Selling, general and administrative expenses	7,150	5,575	20,852	16,924
Depreciation and amortization	3,640	3,005	10,783	9,039
Transition and lease termination costs	—	446	107	1,307
Change in contingent consideration	35	737	(75)	1,793
Total operating expenses	47,690	43,689	136,654	135,030

Income from operations	1,458	2,020	6,510	9,812

Other income (expense):
Interest income	10	6	26	17
Interest expense	(755)	(614)	(2,338)	(1,873)
Foreign exchange gain (loss)	7	(35)	(132)	354
Other	103	85	329	393
Total other expense:	(635)	(558)	(2,115)	(1,109)

Income before income tax provision	823	1,462	4,395	8,703

Income tax benefit (expense)	(123)	(540)	1,091	(3,281)

Net income	700	922	5,486	5,422
Less: Net income attributable to non-controlling interest	(22)	(15)	(139)	(42)

Net income attributable to Radiant Logistics, Inc.	678	907	5,347	5,380
Less: Preferred stock dividends	(511)	(511)	(1,534)	(1,534)

Net income attributable to common stockholders	$167	$396	$3,813	$3,846

Other comprehensive income (loss):
Foreign currency translation gain (loss)	446	(109)	(149)	430
Comprehensive income	$1,146	$813	$5,337	$5,852

Net income per common share - basic and diluted	$—	$0.01	$0.08	$0.08

Weighted average shares outstanding:
Basic shares	49,334,300	48,817,330	49,197,218	48,822,882
Diluted shares	50,630,307	50,169,571	50,660,478	49,834,591

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income,
EBITDA and Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 31% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, legal costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, legal costs, non-recurring costs, material management and distribution (“MM&D”) start-up costs, write off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of net income to adjusted net income:	2018	2017	2018	2017
Net income attributable to common stockholders	$167	$396	$3,813	$3,846
Adjustments to net income:
Income tax expense (benefit)	123	540	(1,091)	3,281
Depreciation and amortization	3,640	3,005	10,783	9,039
Change in contingent consideration	35	737	(75)	1,793
Lease termination costs	—	—	107	25
Acquisition related costs	57	308	154	525
Litigation costs	53	25	132	138
Non-recurring costs	—	—	—	14
Amortization of loan fees	60	79	184	239
Transition costs associated with acquisitions	—	446	—	1,263

Adjusted net income before income taxes	4,135	5,536	14,007	20,163

Provision for income taxes at 31% before preferred dividend requirement	(1,440)	(1,875)	(4,818)	(6,726)

Adjusted net income	$2,695	$3,661	$9,189	$13,437

Adjusted net income per common share:
Basic	$0.05	$0.07	$0.19	$0.28
Diluted	$0.05	$0.07	$0.18	$0.27

Weighted average shares outstanding:
Basic shares	49,334,300	48,817,330	49,197,218	48,822,882
Diluted shares	50,630,307	50,169,571	50,660,478	49,834,591

	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of net income to adjusted EBITDA	2018	2017	2018	2017
Net income attributable to common stockholders	$167	$396	$3,813	$3,846
Preferred stock dividends	511	511	1,534	1,534

Net income attributable to Radiant Logistics, Inc.	678	907	5,347	5,380
Income tax expense (benefit)	123	540	(1,091)	3,281
Depreciation and amortization	3,640	3,005	10,783	9,039
Net interest expense	745	608	2,312	1,856

EBITDA	5,186	5,060	17,351	19,556

Share-based compensation	386	323	1,116	983
Change in contingent consideration	35	737	(75)	1,793
Acquisition related costs	57	308	154	525
Litigation costs	53	25	132	138
Non-recurring costs	—	—	—	14
Lease termination costs	—	—	107	25
MM&D start-up costs	—	—	410	—
Foreign exchange loss (gain)	(7)	35	132	(354)

Adjusted EBITDA	$5,710	$6,488	$19,327	$22,680
Adjusted EBITDA as a % of Net Revenues	11.6%	14.2%	13.5%	15.7%